Exhibit 99.1

Scholar Rock Appoints Tony Kingsley to Its Board of Directors

- Proven leader with extensive operational and commercial experience joins expanded Board

CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 21, 2020--Scholar Rock (NASDAQ:SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, announced that Tony Kingsley has been appointed to Scholar Rock’s Board of Directors as a new independent director. Mr. Kingsley is a highly accomplished leader with a successful track record of advancing companies in the biotechnology, pharmaceutical, and medical device industries.

“I am thrilled to welcome Tony to our Board. He brings three decades of experience in building and leading businesses from early development through commercial launch and will be an invaluable resource to the Board and the management team as we progress our clinical programs in spinal muscular atrophy and cancer immunotherapy,” said David Hallal, Chairman of the Board of Scholar Rock. “Scholar Rock has a number of important milestones over the next two years that could propel the Company into a new phase of growth and would benefit from Tony’s expertise in operations, commercialization, and strategy.”

“Scholar Rock has achieved significant momentum in applying novel science and their unique platform to develop an impressive portfolio of product candidates,” said Mr. Kingsley. “I am excited to join the Company’s Board and contribute to their mission to improve the lives of patients affected by neuromuscular disorders, cancer, fibrosis, and anemia.”

Mr. Kingsley was most recently President and Chief Executive Officer of Taris Bio, prior to its acquisition by Janssen Pharmaceuticals at the end of 2019. Prior to Taris, he served as President and Chief Operating Officer of The Medicines Company. From 2010 to 2015, Mr. Kingsley led global commercial operations at Biogen, Inc as Executive Vice President, delivering exceptional growth through global product launches in multiple sclerosis (Tecfidera® and PLEGRIDY®) and hemophilia (ALPROLIX® and ELOCTATE®). Prior to Biogen, he held leadership roles in the medical device industry, including senior vice president and general manager of the gynecological surgical products business at Hologic, Inc. and division president, diagnostic products at Cytyc Corporation (now part of Hologic, Inc.), and was also a partner at McKinsey & Company. He received a BA in government from Dartmouth College and an MBA from Harvard Business School.

About Scholar Rock
Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of new directors to influence Scholar Rock’s progress, Scholar Rock’s ability to develop its pipeline, including its product candidates, the potential of Scholar Rock’s platform, and Scholar Rock’s growth expectations. . The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Contacts

Scholar Rock:
Investors/Media
Catherine Hu
chu@scholarrock.com
917-601-1649

Media:
The Yates Network
Kathryn Morris
kathryn@theyatesnetwork.com
914-204-6412